AMHN, Inc. 8-K

Exhibit 10.10

JOINT DIRECTION TO RELEASE PLEDGED INTERESTS FROM ESCROW

February 15, 2011

John Holt Smith, Esq.
Smith & Associates
415 Stunt Rd.
Calabasas, CA  91302

Dear Mr. Smith:

Reference is made to that certain Stock Pledge and Escrow Agreement (the "Agreement") dated December 16, 2010, by and between AMHN, Inc.,  a Nevada corporation ("AMHN"), Seatac Digital Resources, Inc. ("Seatac") and Smith & Associates, pursuant to which Smith & Associates is holding in escrow a certain certificate representing shares of stock (the "Pledged Interests") of AMHN's subsidiary, Spectrum Health Network, Inc.

Notwithstanding anything to the contrary in the Agreement, the undersigned, AMHN and Seatac, hereby give this joint written instruction to Smith & Associates to deliver, as soon as practicable, from the escrow established pursuant the Agreement, share certificate number 3 representing 1,000 shares of common stock of Spectrum Health Network, Inc.  Upon delivery of the foregoing, the undersigned hereby releases remises, acquits, satisfies, and forever discharges Smith & Associates of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, notes, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or inequity, that AMHN and Seatac jointly and severally ever had, now has, or that any personal representative, successor, heir, or assign or releasor hereafter can, shall, or may have, against Smith & Associates, for, upon, or by reason of any matter, cause, or thing whatsoever, up to an including the date of this Release.

AMHN and Seatac each intends that this Release shall apply to all affiliate corporations of Smith & Associates, and to its and their respective predecessors, successors, and assigns, and to all of its and their past, present, and future officers, directors, agents, and employees, and their respective heirs and legal representatives.

The undersigned hereby waives any claim or right to assert any claim whatsoever, known or unknown, which has been, through oversight or error, intentionally or unintentionally, omitted from this Release.

This Release shall be binding on all individual parties, their heirs, executors, administrators, and assigns, and all corporate parties, their predecessors, successors, subsidiaries, parents, and assigns.  The undersigned further agree to indemnify and hold Smith & Associates harmless for any action taken in accordance with this joint written instruction.

Sincerely,

AMHN, INC.

By:	/s/ Robert Cambridge
Robert Cambridge, Chief Executive Officer

SEATAC DIGITAL RESOURCES, INC.

By:	/s/ Robin Tjon
Robin Tjon, President

Acknowledged and Agreed:

SPECTRUM HEALTH NETWORK, INC.

By:	/s/ Jill Rollo
Jill Rollo, President